Exhibit 99.1

Filed by NorthWest Indiana Bancorp pursuant to

Rule 425 under the Securities Act of 1933

Subject Company: NorthWest Indiana Bancorp

Commission File No. 000-26128

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
July 31, 2018	Contact Benjamin Bochnowski
(219) 853-7575

NorthWest Indiana Bancorp and AJS Bancorp, Inc. Announce

Signing of Definitive Merger Agreement

Munster, Indiana and Midlothian, Illinois—NorthWest Indiana Bancorp (OTC Pink: NWIN) (“NWIN”), the parent of Peoples Bank SB, and AJS Bancorp, Inc. (OTC Pink: AJSB) (“AJSB”) announced today they have executed a definitive merger agreement whereby NWIN will acquire AJSB and its wholly-owned subsidiary, A.J. Smith Federal Savings Bank, of Midlothian, Illinois, in a stock and cash transaction. A copy of the definitive agreement is available as Exhibit 2.1 to the Form 8-K filed by NWIN today with the Securities Exchange Commission (the “SEC”) at the SEC’s internet site (http://www.sec.gov).

Under the terms of the merger agreement, stockholders of AJSB who hold 100 or more shares of AJSB common stock will receive 0.2030 shares of NWIN’s common stock and $7.20 in cash for each issued and outstanding share of AJSB common stock, subject to possible adjustment, for total consideration that consists of approximately 55% stock and 45% cash. Stockholders of AJSB holding less than 100 shares of AJSB common stock will have the right to receive $16.00 in cash and no stock consideration for each share of AJSB common stock. Based on NWIN’s closing stock price of $43.00 as of July 30, 2018, the merger consideration has an aggregate value of approximately $34.6 million, which represents approximately 109% of tangible book value, and which includes unallocated shares held by the AJSB Employee Stock Ownership Plan (“ESOP”), some of which will be cancelled at closing in order to satisfy the ESOP’s outstanding loan balance.

AJSB is a savings and loan holding company headquartered in Midlothian, Illinois with total consolidated assets of $191.8 million as of June 30, 2018. A. J. Smith Federal Savings Bank was established in 1924 and serves the Chicagoland metropolitan market with three full service locations.

“We are excited about this deal, and it is a great strategic, financial, and cultural fit. A.J. Smith was founded on the same principles as Peoples Bank – to serve its community – and this merger allows us to continue that tradition. It also grows our position in the South Suburban Chicagoland and Northwest Indiana markets as a locally managed, community focused financial institution. I look forward to working with Jerry Weberling, chief executive officer and chief financial officer of A.J. Smith, along with our Bank’s team to integrate the two companies and better serve our combined customers and communities,” said Benjamin Bochnowski, President and Chief Executive Officer.

“I am proud to announce the signing of a definitive agreement for our second acquisition, in less than six months, in the Chicagoland market. Our strategic goal has been to build a physical presence in that market, and, upon completion, this acquisition will give us six full-service Banking Centers in South Suburban Chicagoland. With 22 Banking Centers total, and $1.3 billion in assets, we will have the resources to fully serve our customers and deliver on our mission to help our customers and communities be more successful,” said Bochnowski.

“We are excited about the opportunity to become part of the Peoples Bank family and believe this partnership will be good for our customers, shareholders, employees and communities,” said Jerry A. Weberling, AJSB’s Chief Executive Officer, President and Chief Financial Officer. “Joining forces with Peoples Bank will greatly enhance our product and service offerings and significantly expand our delivery channels. Our customers will benefit from Peoples Bank’s broader suite of products and services, including expanded commercial lending, trust and wealth management, mobile banking and mortgage banking services. The core values of both companies share a commitment to personal service, long-term relationships and community involvement.”

NWIN expects the merger to be approximately $0.25 accretive to 2019 earnings per share (excluding one-time deal related charges), approximately 0.8% dilutive to tangible book value at closing, and expects the tangible book value earnback to be approximately 2.2 years using the cross-over method. Upon closing of the transaction, both Peoples Bank and NWIN expect to remain above well-capitalized standards on all regulatory capital ratios.

The merger is expected to be completed early in the first quarter of 2019, subject to approval by bank regulatory authorities and the shareholders of AJSB, as well as the satisfaction of other customary closing conditions. Additionally, A.J. Smith Federal Savings Bank will be merged with and into Peoples Bank, and the combined operations will be continued under the Peoples Bank name.

NWIN was advised by Stephens Inc. and Barnes & Thornburg LLP as legal counsel. AJSB was advised by, and received a fairness opinion from, Keefe Bruyette & Woods, and was advised by Luse Gorman, PC as legal counsel.

About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal and business financial services from its 19 locations in Lake and Porter Counties in Northwest Indiana and South Suburban Chicagoland. NorthWest Indiana Bancorp’s common stock is traded on the OTC Bulletin Board and the OTC Pink Marketplace under the symbol NWIN. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and NorthWest Indiana Bancorp’s investor relations.

About AJS Bancorp

AJS Bancorp, Inc. is a savings and loan holding company headquartered in Midlothian, Illinois. AJSB’s subsidiary, A.J. Smith Federal Savings Bank, is a retail customer-oriented institution, operating from its main office in Midlothian, Illinois, and two branch offices in Orland Park, Illinois whose primary business activity is the origination of one- to four-family real estate loans funded with a variety of consumer deposit accounts. Information about A.J. Smith’s products and services can be found on its website, www.ajsmithbank.com.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN and AJSB. For these statements, each of NWIN and AJSB claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN and AJSB, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by AJSB’s shareholders; delay in closing the merger; difficulties and delays in integrating NWIN’s and AJSB’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s and AJSB’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in NWIN’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to NWIN or AJSB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, NWIN and AJSB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Important Additional Information for Shareholders and Where to Find It

In connection with the proposed merger, NWIN will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of AJSB and a Prospectus of NWIN (the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents NWIN has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of the documents NWIN has filed with the SEC, free of charge, from NWIN at www.ibankpeoples.com under the tab “Investor Relations – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from NWIN upon written request to NorthWest Indiana Bancorp, Attn: Shareholder Services, 9204 Columbia Avenue, Munster, Indiana 46321, or by calling (219) 836-4400, and from AJSB upon written request to AJS Bancorp, Inc.., Attn: Jerry A. Weberling, 14757 S. Cicero Avenue, Midlothian, Illinois 60445, or by calling (708) 687-7400. The information available through NWIN’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings NWIN makes with the SEC.

NWIN and AJSB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AJSB in connection with the proposed merger. Information about the directors and executive officers of NWIN is set forth in NWIN’s Annual Report on Form 10-K filed with the SEC on February 20, 2018, and in the proxy statement for NWIN’s 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 12, 2018. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

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